UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

GLOBAL IMAGING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24373	59-3247752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3820 Northdale Blvd., Suite 200A, Tampa, FL 33624

(Address of principal executive offices - zip code)

(813) 960-5508

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01(a) Entry into a Material Definitive Agreement.

Item 1.01(a). The Board of Directors of Global Imaging Systems, Inc. (the “Company”) approved the Company’s 2004 Omnibus Long-Term Incentive Plan (the “Plan”) on June 22, 2004. The Company’s shareholders approved the plan on August 16, 2004.

Among other provisions, the Plan permits the payment of annual incentive bonuses to the Company’s covered executive officers. Payment of an annual incentive to a covered executive officer is contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the Compensation Committee of the Board of Directors (while the attainment of such goals is substantially uncertain) for a covered executive officer for each performance period, which is generally our fiscal year. Performance goals may be used based on one or more business criteria that apply to an individual, a business unit or our company as a whole, but need not be based on an increase or positive result under the business criteria selected. The Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained.

Performance goals under the Plan are based on one or more of the following business criteria: (1) total shareholder return; (2) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) earnings before interest expense, taxes, depreciation, amortization and rent; (7) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (8) operating margin; (9) earnings per share; (10) return on equity; (11) return on capital; (12) return on investment; (13) operating earnings; (14) working capital; (15) ratio of debt to shareholders’ equity; and (16) revenue. The maximum annual incentive award that may be granted to any covered executive officer based on attainment of one or more of the foregoing performance goals is $2 million.

On June 30, 2005, the Compensation Committee of the Board of Directors set the performance goals under which annual incentive cash bonuses may be paid to the Company’s covered executive officers for corporate and individual performance during fiscal year 2006 pursuant to the Plan. The Compensation Committee established corporate targets based on fiscal year 2006 earnings per share, fiscal year 2006 EBITDA, and other corporate objectives. Bonuses may be paid to the Company’s covered executive officers after the end of fiscal year 2006. Bonus targets for the covered executive officers range from 60% to 150% of base salary. Actual bonus payments may range from 0% to a covered executive officer’s target depending on corporate performance relative to the earnings per share and EBITDA targets and individual performance. Any bonuses earned will be payable in the first quarter of fiscal year 2007.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.19	2004 Omnibus Long-Term Incentive Plan (incorporated by reference from the Company’s Proxy Statement on Form DEF 14A as filed with the SEC on July 19, 2004).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2005	GLOBAL IMAGING SYSTEMS, INC.

	By:	/s/ Lawrence Paine
Lawrence Paine
Vice President, Secretary and
General Counsel